PRELIMINARY PROXY MATERIAL--Confidential
            For Use of the Securities and Exchange Commission Only

                     PROXY THE COLONIAL GROUP, INC. PROXY
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                Special Meeting of Stockholders March 20, 1995
The undersigned hereby acknowledge(s) receipt of the Notice and accompanying Prospectus/Proxy Statement, revoke(s) any prior proxies, and appoint(s) John
A. McNeice, Jr., C. Herbert Emilson and Arthur O. Stern, and each of them, with power of substitution in each, proxies and attorneys for the undersigned to act for and vote, as specified below, all shares of common stock (Class A Common Stock and Class B Common Stock) which the undersigned may be entitled to vote at the Special Meeting of the Stockholders of The Colonial Group, Inc. (the "Corporation") to be held at One Financial Center, Second Floor, Room B, Boston, Massachusetts on March 20, 1995 at 1:00 p.m., local time, and at any adjourned adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other matters incidental to the conduct of the Special Meeting which may properly arise.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED "FOR" THE PROPOSAL SET FORTH BELOW.




                      PLEASE MARK, SIGN, DATE, AND RETURN
              THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.

                                   PROPOSAL

To adopt and approve the Agreement and Plan of Merger dated as of October 12, 1994, as amended and restated as of February 8, 1995, by and among Liberty Financial Companies, Inc., New LFC, Inc. ("Liberty"), Apple Merger Corporation ("Merger Subsidiary"), a wholly- owned subsidiary of Liberty, and the Corporation, providing for, among other things, the merger of Merger Subsidiary with and into Colonial, as described in the Prospectus/Proxy Statement relating thereto.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL
          [ ] FOR              [ ] AGAINST               [ ] ABSTAIN

PLEASE BE SURE TO SIGN AND DATE THIS PROXY
________________________________       _______________________________________
STOCKHOLDER SIGN HERE       DATE       CO-OWNER SIGN HERE                 DATE
                                MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]